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                          CONSENT OF ERNST & YOUNG LLP


                                  EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Other Experts" in the Registration Statement on Form S-8 dated May 17, 2001 pertaining to the 2001 Non-Employee Director Stock Option Plan of Wilmington Trust Corporation and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements and schedules of Wilmington Trust Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                           /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
May 16, 2001